                            MANAGEMENT AGREEMENT

      This Management Agreement ("Agreement") is made as of the      day of
August, 1995, by and between Montville Development, L.L.C. ("Owner") with offices located at c/o AVR Realty Company, One Executive Boulevard, Yonkers, NY 10701, and Senior Quarters Management Corp., a New York Corporation ("Manager") with offices located at 339 Crossways Park Drive, Woodbury, New York.

      Manager is in the business of owning and\or furnishing management services to independent and assisted living residences for senior citizens. Owner is about to acquire a 112 bed Residential Health Care Facility for the elderly, located at 165 Changebridge Road, Montville, NJ 07045, known as Change Bridge Inn ("Facility"). Manager has acted as a consultant to Owner in connection with Owner's acquisition of the Facility. In such capacity, Manager's duties included, but were not limited to, due diligence relating to operational matters, review of occupancy agreements, financials, service contracts, licensing and certification and other government requirements. Owner and Manager desire that Owner retain Manager to manage the Facility and provide certain services in connection therewith.

      Accordingly, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, Owner and Manager agree as follows:

      1. APPOINTMENT OF MANAGER. Owner appoints Manager as the exclusive management agent for the Facility, subject to the terms of this Agreement. Manager hereby accepts such appointment.

      2.    MANAGEMENT SERVICES.

            (a) GENERAL MANAGEMENT. Beginning on the date hereof, and continuing until the expiration or earlier termination of this Agreement, Manager, acting as Owner's fiduciary, shall manage and supervise the day-to-day operation of the Facility, in the name of, on behalf of, and for the account of, Owner.

            (b) SPECIFIC SERVICES. In connection with such management and supervision of the Facility, Manager shall provide or cause to be provided the following specific services in the name of, on behalf of, and for the account of, Owner.

                  (i)   FINANCIAL AND ACCOUNTING SERVICES.

                        A. Manager shall prepare a monthly balance sheet and statement of operations for the Facility, to be submitted to Owner within thirty
(30) days after the end of each calendar month;

                        B. Manager shall supervise and coordinate the preparation and\or maintenance (as appropriate) of the following items:

                              (1)   Resident billing records;

                              (2)   Accounts receivable and collection records;


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                              (3)   Accounts payable records;

                              (4)   All payroll functions, including,
preparation of payroll checks, establishment of depository accounts for withholding taxes, payment of such taxes (at Owner's sole expense), filing of payroll reports and the issuance of W-2 forms to all employees;

                              (5)   A complete general ledger for the purposes
of recording and summarizing all transactions for the Facility; and

                              (6)   Owner acknowledges that the cost of a
bookkeeper to be located on the premises, performing Items 1 through 5, as well as the cost of outside auditors are provided for in the annual budget.

                  (ii) PURCHASING. Purchase all items needed for the operation of the Facility, including without limitation, supplies, equipment and inventory.

                  (iii) LICENSURE. Assist Owner in: (1) obtaining all licenses, permits and approvals by applicable governmental authorities with respect to the operation of the Facility, and (2) maintaining certification from public third party payment programs, if any. All such licenses, permits, approvals and certifications shall be in the name of Owner, or an individual partner of Owner, unless the governing entities require otherwise. Manager has initially obtained all necessary licenses, permits and approvals which are currently available in connection with Owner's acquisition of the Facility, all in conformance with the immediately preceding sentence.

                  (iv) CONTRACTS. Negotiate, enter into, secure, cancel and/or terminate in the name of and on behalf of Owner, such agreements and contracts which Manager may deem necessary or advisable for the operation of the Facility, including, without limitation, the furnishing of concessions, supplies, utilities, extermination, refuse removal and other services customarily provided to the Facility by independent contractors. Subject to Owner's approval not to be unreasonably withheld or delayed, Manager shall be entitled to utilize any affiliated entities to provide these services, provided the rates and prices therefor are competitive. All contracts requiring or likely to require, an annual expenditure in excess of $20,000, or which have a term in excess of twelve (12) months, including renewals shall require the approval of Owner, which approval shall not be unreasonably withheld or delayed.

                  (v) SALES & MARKETING - Manager will establish and implement a sales and marketing plan, oversee the design and placement of advertising, and hire, train and supervise rental and marketing staff.

            (c) LIABILITY OF MANAGER. Manager shall have no liability to Owner as a result of any decision made with respect to or any actions taken or not taken in connection with the Manager's discharge of its obligations under Sections 2(a) and (b) above, so long as such decisions, actions or omissions were taken in good faith, except for gross negligence, malfeasance and/or a breach of Manager's fiduciary duties.

            (d) EXCLUSIVE REPRESENTATIVE. Solely with respect to the Facility, it is understood and agreed that Manager shall be the exclusive representative of Owner for purposes of communicating and dealing directly with the regulatory authorities, governmental agencies, employees, independent contractors, suppliers, residents, sponsors, licensees, customers and guests of the Facility. Any communications from Owner to such persons or entities or authorities shall be directed through Manager.

      3.    FISCAL CONTROLS AND PROCEDURES.

            (a) ANNUAL BUDGET. At least ninety (90) days prior to Commencement Date and thereafter at least ninety (90) days prior to each calendar year that commences during the term of this Agreement, Manager shall submit to Owner a proposed Annual Budget projecting the revenue to be available and funds to be required during such fiscal year in order to operate the Facility and make capital improvements that may be required in order to keep the Facility's physical plant in good condition and repair. The Annual Budget shall be based upon data and information then available and shall include, without limitation, estimated salaries and fringe benefits for all employee groups, projected staffing patterns for the Facility, estimates of required purchases for supplies, inventory, food and similar items, and an estimate of the level of rates and charges sufficient to generate revenue necessary to operate the Facility and make capital improvements projected in the Annual Budget. Each Annual Budget as approved by Owner (and as revised from time to time during a calendar year with Owner's approval, as set forth in this Paragraph 3), is referred to herein as the "Annual Budget." Owner shall, within fifteen (15) days following receipt of such Annual Budget, notify Manager of either Owner's approval of the Annual Budget or those items of which Owner approves and those items of which Owner disapproves. In the event that Owner does not timely either approve or disapprove, in total or in part, of such Annual Budget in writing, as provided herein, then such Annual Budget as proposed by Manager shall be deemed approved by Owner, and Manager shall be authorized to implement such program. If Owner disapproves of the proposed Annual Budget either in total or in part, then Owner and Manager shall have thirty (30) days from the date of Owner's disapproval notice to formulate a mutually agreeable Annual Budget. If the parties are unable to reach an agreement within said 30 day period, then Owner and Manager shall each direct their respective accountants to pick and agree upon a neutral third party accountant within fifteen (15) days of being directed to do so, to act as an arbitrator in order to reach said Annual Budget. This neutral third party accountant will be directed to reach a decision within fifteen (15) days of being chosen, and his/her decision shall be final and binding on both parties. Until this agreed upon Annual Budget is reached, the Annual Budget for the immediately preceding calendar year (excluding the budgeted items for the categories of Heat, Light, Power, Insurance and Real Estate Taxes), shall apply. The projected Annual Budget submitted by Manager to Owner shall be an estimate of revenue and costs, and Owner acknowledges that (1) projected revenue may not be actually received and
(2) projected costs may be exceeded by actual expenses and capital expenditures incurred in connection with the operation and maintenance of the Facility. By submitting such a projected budget, Manager will not be providing a guarantee or warranty as to the projected revenue, expenses or capital expenditures of the Facility.

            (b) EFFORTS TO OPERATE WITHIN ANNUAL BUDGET. Manager agrees to use its best efforts to operate the Facility in accordance with the Annual Budget. Manager may not exceed any Annual Budget Expense Category annually, as listed on the attached Schedule 1, which category is within Manager's control, by more than ten (10%) percent without the approval of Owner, which shall not be unreasonably withheld or delayed. Subject to the foregoing limitation, Owner shall be responsible on a periodic basis, as and when needed, for all expenses and capital expenditures incurred in connection with the operation and maintenance of the Facility, including, without limitation, cost overruns which exceed the projections in the Annual Budget.

            (c) BANK ACCOUNTS AND WORKING CAPITAL. Manager shall establish in a local bank an account or accounts for the operation of the Facility ("Operating Accounts"), in Owner's name and on behalf of Owner, and shall thereafter deposit therein all funds received by Manager on Owner's behalf from the operation of the Facility. Owner shall provide sufficient working capital for the operation of the Facility (including, without limitation, the payment of Manager's Management Fee under Section 6 hereof) and shall deposit such working capital in the Operating Accounts from time to time upon the reasonable request of Manager. All expenses incurred in connection with the operation of the Facility (including, without limitation, Manager's Management Fee) shall be paid out of the Operating Accounts. Manager may write checks and draw on the Operating Accounts to pay for operation of the Facility to the extent required by Manager in the discharge of its obligations hereunder provided, however, that with the exception of checks for the payment of food, all utilities, payroll and payroll related expenses, any check written in an amount which is greater than ten thousand ($10,000) dollars must have two signatures: one by Owner; and one by Manager. Therefore, any such check will be sent with a copy of the invoice to Owner by Manager for a second signature by Owner. If said check is not returned to Manager within five (5) days of its being sent to Owner, then Manager has the authority to pay such invoice by paying the vendor with a new check which will only require one signature by Manager, unless such invoice is disputed by Owner in good faith. Owner shall sign all checks for Managers' Minimum Fees, Management Fees and Incentive Fees, and shall pay same to Manager on the fifteenth day of each month. If Owner disputes any amount of any of said fees to be paid to Manager, Owner shall nevertheless pay to Manager all amounts which are undisputed by the fifteenth day of each month, and shall endeavor to reconcile any disputed amounts with Manager within five (5) days thereafter. If Owner fails to make a good faith attempt to reconcile any disputed amount with Manager, then Manager may write a check and draw on the Operating Accounts for the full amount it deems itself due and shall reconcile any differences with Owner prior to the fifteenth of the next month. Manager shall also provide Owner with a Fidelity Bond in an amount to be agreed upon; however, said amount will not exceed $200,000. Owner shall also provide sufficient funding to make the capital improvements projected in the Annual Budget as approved by Owner in obligation to (1) provide or contribute working capital required for the operation of the Facility, or (2) fund capital expenditures required to maintain the Facility in good condition and repair.

      4.    PERSONNEL.

            (a) FACILITY ADMINISTRATOR. Manager shall, on an ongoing basis, provide the Facility with a qualified Administrator ("Facility Administrator"). Subject to the approval of Owner, such approval not to be unreasonably withheld or delayed, Owner reserves the right to approve of Manager's choice of the Facility Administrator, unless said Facility Administrator is currently or has been employed by Manager or any of Manager's affiliated entities for at least three (3) months. If Owner's approval, or disapproval, if required, is not received by Manager within five (5) days of Manager's submission of same to Owner, then such facility Administrator as proposed by Manager shall be deemed approved by Owner, and Manager shall be authorized to employ said Facility Administrator. The Facility Administrator shall be an employee of and compensated by Owner. Manager shall be entitled to utilize the Facility Administrator, along with employees and agents of Manager, in the discharge of Manager's obligations.

            (b) OWNER'S EMPLOYEES. All employees working at or in connection with the operation of the Facility shall be employees of the Owner. All salary, fringe benefits, bonuses and related expenses payable to such employees shall be borne solely by the Owner.

            (c) MANAGER'S AUTHORITY. Manager shall elect, appoint and from time to time, replace the Facility Administrator and such other personnel as Manager chooses or shall deem necessary for the proper operation of the Facility. Manager's selection, appointment and replacement of the Administrator and such other personnel and the terms of their employment, including compensation, shall be subject to review of Owner, in accordance with the procedure described in Section 4(a) above.

      5. TERM OF AGREEMENT. This Agreement shall commence on the date hereof and shall expire on the fifth (5th) anniversary of said date, and if there is no Event of Default at the time, willl have one automatic renewal for a period of 5 years at Manager's option.

      6.    MANAGEMENT FEE AND ADDITIONAL CHARGES.

            (a) MANAGEMENT FEE. Owner shall pay Manager a management fee ("Management Fee"), commencing on the thirtieth (30th) day from the date hereof, and thereafter on the fifteenth (15th) day of each month for the previous month's total gross revenues, a sum equal to five (5%) percent of total gross revenues. If the calculated Management Fee of five (5%) percent of gross revenues does not exceed $12,500 per month, a minimum monthly Management Fee of $12,500 ("Minimum Fee") will be payable on the date hereof, and thereafter on the fifteenth day of each month.

            (b) INCENTIVE FEE. In addition to the above-mentioned compensation, Manager shall also earn and will be paid an incentive fee ("Incentive Fee") equal to fifteen (15%) percent of all N.O.I. over and above the N.O.I. for the applicable period. Said Incentive Fee will be paid on a semi-annual basis forty five (45) days after the beginning of month one and forty five (45) days after the beginning of month seven of each calendar year. N.O.I. is defined as income produced by operations of the Facility, before interest and income taxes, but after deducting real estate taxes and other "fixed expenses." If the Manager purchases an interest in the Facility or the Owner, then upon that event, the Manager shall no longer be entitled to an Incentive Fee. The fiscal year shall be the same as the calendar year.

            (c) ADDITIONAL SERVICES. Services that do not fall within the scope of management and supervision of the day-to-day operation of the Facility, or otherwise provided for herein, including, without limitation, special projects requested by Owner or recommended by Manager and approved by Owner, are not included as part of the Management Fee due to Manager hereunder and shall be subject to Manager being entitled to additional compensation to be agreed upon between Manager and Owner. Manager shall not be entitled to additional compensation with respect to home office personnel, or for travel and entertainment expenses.

      7.    LEGAL ACTIONS.

            (a) Subject to Owner's approval, not to be unreasonably withheld or delayed, Manager shall institute any necessary legal actions or proceedings to collect obligations owing to the Facility or to cancel or terminate any contract for breach thereof or default thereunder and otherwise enforce the obligations of the residents, sponsors, licensees, customers and other users of the Facility, all at Owner's expense.

            (b) Manager is authorized to settle, on Owner's behalf and in Owner's name, on terms and conditions as Manager shall deem in the best interest of the Facility, any and all claims or demands arising out of the operation of the Facility, irrespective of whether or not legal action has been instituted, provided such settlement does not exceed Twenty Five Thousand ($25,000) Dollars for each such claim or demand or the aggregation of such claims or demands arising from the same party or occurrences. If such settlement or proposed settlement or the aggregation of such claims or demands arising from the same party or occurrences exceeds $25,000, it will be subject to Owner's approval, such approval not to be unreasonably withheld or delayed. Owner agrees that such sums shall be paid as an operating expense of the Facility.

      8. INFORMATION; COOPERATION. Owner shall provide Manager with any information relating to the Facility in Owner's possession, required by Manager for the performance of its obligations under this Agreement, and Owner shall permit Manager to examine and copy any data in the possession or control of Owner affecting the operation of the Facility, including, without limitation, accounting and financial information. Owner shall fully cooperate with Manager to permit Manager to discharge its obligations hereunder. Manager shall keep all the foregoing information confidential and shall not disclose any such information without Owner's approval.

      9. INSURANCE. Subject to Owner's approval, such approval not to be unreasonably withheld or delayed, Manager is authorized to secure, if Owner has not already done so, either under a blanket insurance policy or otherwise, on Owner's behalf and in Owner's name, on such terms and conditions as Manager shall deem in the best interests of the Facility, insurance coverage in amounts sufficient to protect the Facility, Manager, and Owner against claims of third parties, property damage and such other risks as are prudent. The cost of insurance shall be charged as an operating expense of the Facility. Manager shall be a named insured as its interests may appear under all policies of insurance affecting the Facility.

      10. REPRESENTATIONS AND WARRANTIES. Owner and Manager each make the following representations and warranties, which are material, and upon which the other party has relied as an inducement to enter into this Agreement.

            (a) STATUS OF OWNER AND MANAGER. Owner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York; and is qualified to do business and is in good standing in the State of New Jersey; and has all necessary power to carry on its business as now being or in the future will be conducted. Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; and is qualified to do business in the State of New Jersey; and has all necessary power to carry on its business as now being or in the future will be conducted.

            (b) AUTHORITY AND DUE EXECUTION. Each party has full power and authority to execute and deliver this Agreement and all related documents and to carry out the transactions contemplated hereby, which actions will not with the passing of time, the giving of notice or both, result in the default under or breach or violation of (A) that party's Certificate of Incorporation, other Charter, limited liability company agreement or incorporation documents and/or its By-Laws, as amended to date, or , (B) any mortgage, note, bond, indenture, agreement, lease, license, permit or other instrument or obligation to which that party, or the Facility, or any of its assets may be bound or affected.
This Agreement constitutes the valid and binding obligation of each party enforceable in accordance with its terms.

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            (c)   LITIGATION.  To their knowledge, there is no litigation,
claim, investigation, challenge or other proceeding pending, or to the knowledge of each party, threatened against that party, or the Facility, which seeks to enjoin or prohibit that party from entering into this Agreement, or which in any way will adversely affect the Facility, except as disclosed in the contract of sale for the purchase of the Facility.

      11. OWNER'S RESTRICTIVE COVENANTS. Owner covenants and agrees that it will not knowingly and intentionally, during the term of this Agreement and for a period of two (2) years thereafter, without the prior written consent of Manager, hire or otherwise engage or permit any of its affiliates to hire or otherwise engage any person who is an employee of Manager or any affiliates of Manager at any time during the term of this Agreement or the two year period thereafter, or any person who was an employee of Manager or any affiliate of Manager during the six (6) months preceding the date of this agreement, or induce or attempt to induce any such person to terminate employment with Manager or any such affiliate, unless this Agreement is terminated as a result of a default by Manager whereupon this paragraph shall have no effect. For purposes of this Agreement, the term "affiliate," when used with reference to a specified party, shall mean any person or entity which such party, directly or indirectly, through one or more intermediaries, controls, is under control with, or is controlled by. In the event Owner violates the provisions of this Paragraph 11, Manager's sole remedy shall be to seek to enjoin Owner from engaging in such employment practice.

      12.   EVENTS OF DEFAULT, REMEDIES AND RIGHTS OF TERMINATION.

            (a) DEFAULTS. Each of the following shall constitute an Event of Default hereunder:

                  (i) If Owner shall fail to pay or allow payment of any installment of the Minimum Fee, Management Fee or Incentive Fee due Manager for a period of seven (7) days after written notice of such default from Manager;

                  (ii) If either Manager or Owner fails to perform any term, provision, or covenant of this Agreement (other than as set forth in Section 12(a)(I) above), and such failure continues for a period of thirty (30) days after written notice from the other party specifying such failure to perform;

                  (iii) If Manager is dissolved or liquidated, applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or is the subject of an involuntary bankruptcy filing, makes a general assignment for the benefit of creditors, or files a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating Manager bankrupt or insolvent or approving a petition seeking reorganization of such party or appointing a receiver, trustee or liquidator for such party of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days.

            (b) REMEDIES. Upon any Event of Default, which is not timely cured, the party who has not committed or suffered the Event of Default may, at its option, terminate this Agreement, and if the Owner is the defaulting party, Manager shall be paid Liquidated Damages as provided below. In the event of any termination of this Agreement, by reason of an Event of Default by Owner, Manager, as its sole remedy, shall be paid all Management Fees and other fees due to the date of termination, plus Liquidated Damages to which Manager is entitled. No delay or failure on the part of either party hereunder to declare the other party in default or exercise any remedies in respect of such default shall operate as a waiver of such right to declare a default and exercise such remedies. If either party is forced to engage counsel to enforce any of the default provisions of this Agreement, the prevailing party shall also be entitled to reasonable attorneys fees and all costs attendant to such action, upon obtaining a non-appealable final judgment.

            (c)   TERMINATION.

                  (i) Neither party may terminate the Agreement for two (2) years, except upon an occurrence of an Event of Default and except as otherwise set forth herein.

                  (ii) Manager shall have the right to terminate the Agreement at any time beginning in year three upon six (6) months prior written notice. If Manager terminates the Agreement for reasons other than the occurrence of an Event by Default by Owner, upon such termination, neither party shall have any liability to the other.

                  (iii) Owner shall have the right to terminate this Agreement for any rason at any time beginning in year 3 upon six (6) months prior written notice. If Owner terminates the Agreement without reasonable cause, Owner shall pay to Manager Liquidated Damages as provided below. If Owner terminates the Agreement for reasonable cause, the termination shall be effective immediately and Manager shall not be entitled to any Termination Fee. "Reasonable cause" shall mean an uncured Event of Default by Manager and/or failure to deliver at least 90 percent of the N.O.I. per Schedule I attached.

            (d) LIQUIDATED DAMAGES. If this Agreement terminates due to the occurrence of an Event of Default by Owner, Owner shall pay Manager in addition to any Minimum Fee, Management Fee or Incentive Fee due Manager up to the date of termination, and as Manager's sole remedy, within thirty (30) days following the date of such event, as "Liquidated Damages," because actual damages incurred by Manager will be difficult or impossible to ascertain, and not as a penalty, an amount equal to the sum of accrued Management Fees during the immediately preceding twenty four (24) full calendar months (or such shorter period as equals the unexpired initial term of this Agreement or current option period, if any, at the date of termination); provided, however, if Manager has not managed the Facility for twenty four (24) months, then the average monthly Management Fee, Minimum Fee plus Incentive Fee of the total number of months that Manager has managed the Facility, whichever is greater, multiplied by twenty four (24).

      13. FACILITY'S NAME. Manager shall have the absolute right and authority to name and rename the Facility and to use such name(s) in any advertising or promotion for the Facility, all of the foregoing being subject to Owner's approval, which approval shall not be unreasonably withheld or delayed. If Manager chooses to use a name for this Facility similar to one that it uses for any other facility which it owns and\or manages, whether or not such name is registered with any federal or state agency, then Manager hereby grants to Owner and Owner accepts, a non-exclusive right to use Manager's chosen name at this Facility only. Manager will indemnify, hold harmless and defend Owner against any claims arising out of Manager's usage of a similar or common name. Upon the termination of this Agreement for any reason whatsoever, Owner shall immediately cease all use of Manager's chosen name for the

Facility, including any items which carry said name, such as menus, supplies, signage, stationery, etc. Owner shall immediately direct all telephone companies and their Yellow Pages advertising affiliates which identify Owner's Facility under Manager's chosen name, to cease, effective with their next published edition, all references to the Facility as such under Manager's chosen name and, at the request of Manager, shall provide Manager with written confirmation from such third parties of receipt of such direction. Any post-termination usage by Owner of Manager's chosen name shall be a willful infringement of Manager's trademark and other rights; however, Manager's sole remedy shall be through injunctive relief. Manager will indemnify and hold harmless and defend Owner against any claims arising from its usage of Manager's chosen name.

      14. RIGHT OF FIRST OFFER. If at anytime Owner decides to sell or lease its interest in the Facility, Owner will offer same to Manager prior to any third party, and will negotiate with Manager in good faith for thirty (30) days prior to offering the Facility to any third party, the intent of this paragraph being to give Manager the first opportunity to purchase or lease the entire Facility before any third party, whether Owner decides to sell or lease its interest in the Facility. Upon the expiration of said thirty (30) days, if a Contract is not signed, Owner shall be free to negotiate, sell and/or lease its interest in the Facility to anyone, regardless of the status of negotiations with Manager.

      15.   MISCELLANEOUS.

            (a) SHARED EXPENSES. If Manager, with Owner's approval, shall combine any advertising, public relations, or other activities with similar activities at other facilities owned or operated by Manager or its Affiliates, the cost and expenses involved in such shared advertising will be equitably prorated among the participating facilities, based on the time or space involved in the particular medium being used for such shared advertising, and all of said facilities will be treated equitably regarding such shared expenses. Manager shall exclusively handle all public relations matters for the Facility either through available in-house support or from outside sources.

            (b)   RELATIONSHIP OF PARTIES.  Nothing contained in this
Agreement shall constitute or be construed to be or create a partnership, joint venture or lease between Owner and Manager with respect to the Facility, it being understood that Manager's status shall be that of an independent contractor.

            (c) INDEMNITY. Manager, by reason of the execution of this Agreement and the performance of its services hereunder, shall not be liable for or deemed to have assumed any liability or debt of Owner whatsoever, arising out of or relating to the Facility or incurred in its operation. Owner agrees to indemnify, defend, pay on behalf of, and hold Manager and its officers, directors, agents and employees harmless from and against all losses, claims, damages and other liabilities arising out of or relating to the gross negligence or willful misconduct of Owner, including, without limitation, any liabilities asserted against Manager or any of its officers, directors, employees, or agents arising out of or relating to the gross negligence or willful misconduct of Owner. Manager agrees to indemnify, defend, pay on behalf of, and hold Owner and its officers, directors, agents and employees harmless from and against all losses, claims, damages and other liabilities arising out of or relating to the gross negligence or willful misconduct of Manager, including without limitation, any liabilities asserted against Owner or any of its officers, directors, employees or agents arising out of or relating to the gross negligence or willful misconduct of Manager. Manager will attempt to collect any claims, damages and other liabilities as aforesaid initially from either existing insurance policies or from the remedy provisions in Paragraph 12 herein. The terms of this Section 15(c) shall survive the expiration or earlier termination of this Agreement.

            (d) BOOKS AND RECORDS. All books, records, forms and reports prepared by Manager in connection with the operation of the Facility are Owner's property and Manager shall not disclose any information contained in same without Owner's consent.

            (e) COOPERATION UPON TERMINATION. Upon the expiration or earlier termination of this Agreement, Manager shall cooperate with Owner in effecting an orderly transition to any new Manager of the Facility in order to avoid any interruption in the rendering of services to Owner and, in connection therewith, shall surrender to Owner all contracts, documents, books, records, forms and reports in the possession of Manager regarding the operation of the Facility.

            (f) FORCE MAJEURE. Manager's and Owner's obligations under this Agreement are subject to strikes, labor disturbances, casualty, war or other state of national emergency, terrorism, acts of God and other factors beyond the control of Manager or Owner respectively ("Force Majeure").

            (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. Manager may not assign this Agreement to a non-affiliate without Owner's consent; however, Manager may assign this Agreement to any immediate family members or to an affiliate whereby the principals are the same as in Manager's original entity, subject to Owner's consent, which will not be unreasonably withheld or delayed. Owner, as used herein, shall only mean the then current Owner of the Facility.

            (h) NOTICES. All notices, demands and requests to be made hereunder by one party to other shall be in writing, and shall be delivered by hand, mailed by certified mail, return receipt requested, or sent by overnight courier service, with postage prepaid, to the addresses listed at the beginning of this Agreement. All notices shall be deemed to be effective (i) upon receipt, if hand delivered, (ii) three (3) days after mailing, if mailed by certified mail, or (iii) the next business day after sending, if sent by overnight courier service.

            (i) ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior oral or written representations, covenants or agreements between the parties with respect to the subject matter hereof shall be of any force or effect. Any amendments or modifications to this Agreement shall be of no force or effect unless in writing and signed by both Owner and Manager.

            (j) GOVERNING LAW. This Agreement has been executed and delivered in the State of New York and all the terms and provisions hereof and the rights and obligations of the parties hereto shall be construed and enforced in accordance with the laws thereof, and the Courts sitting therein.

            (k) COMPLIANCE WITH LAWS. Manager and Owner agree to comply with all laws, rules, codes, regulations, insurance, requirements, etc., to the best of their respective knowledge and abilities.

            (l) SECTION HEADINGS. The section headings throughout this Agreement are provided for convenience of reference only, and the words contained therein shall not in any way be held to explain, modify or otherwise affect the interpretation, construction or meaning of the provisions of this Agreement.

            (m) SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            (n) WAIVERS. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further and continuing waiver of any such term, provision or condition of this Agreement.

            (o) CASUALTY AND CONDEMNATION. If any material portion of the Facility is damaged or taken by condemnation or similar proceeding such that in Owner's sole and absolute reasonable discretion, operating a residential health care facility is no longer economically viable, Owner may on 60 days written notice to Manager, terminate this Agreement, whereupon, with the exception of any monies due Manager, Owner and Manager shall have no further obligations or liabilities hereunder, including liquidated damages.

            (p) NON-COMPETITION. So long as this Management Agreement is in effect, neither Manager nor any of its affiliates or principals, nor Owner or any of its affiliates or principals, shall own, manage or operate a Residential Health Care Facility that is located within 10 miles of the Facility.

            (q) OWNER'S UNREASONABLE WITHHOLDING OR DELAYING CONSENT OR APPROVAL. In no event shall Manager be entitled to make, nor shall Manager make any claim, and Manager hereby waives any claim, for money damages, nor shall Manager claim any money damages by way of set off, counterclaim or defense, based upon any claim or assertion by Manager that Owner has unreasonably withheld or unreasonably delayed any consent or approval to any matter where such consent or approval is required pursuant to this Agreement, but Manager's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

            (r) MANAGER'S REMEDIES. Manager shall look only to Owner's estate and property in the Facility for the satisfaction of Manager's remedies, for the collection of a judgement (or other judicial process) requiring the payment of money by Owner in the event of any default by Owner hereunder, and no other property or assets of Owner or its members, partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Manager's remedies under or with respect to this Agreement, the relationship of Owner and Manager hereunder or Manager's use or occupancy of the Premises.

            (s) MANAGER'S COOPERATION. Manager will provide an estoppel certificate setting forth all matters reasonably requested by Owner's Lender, designee or prospective purchaser and other reasonable documents and will cooperate in all reasonable respects with Owner's lender or other designee. Manager agrees to subordinate this Agreement and attorn to Owner's Lender or other designee.

            IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement through their duly authorized representatives as of the day and year first above written.


            OWNER:                  MONTVILLE DEVELOPMENT, L.L.C.

                              BY:
                                    --------------------------------
                                     ALLAN V. ROSE, Member


            MANAGER:                SENIOR QUARTERS MANAGEMENT CORP.

                              BY:
                                     --------------------------------
                                     EVAN A. KAPLAN, President

                             OWNER'S GUARANTY

Reference is made to a Management Agreement of even date between Montville Development, L.L.C. ("Owner") and Senior Quarters Management Corp. ("Manager"), regarding the acquisition and operation of a residential health care facility, which premises are currently known as Change Bridge Inn (the "Facility"). In consideration of Manager's execution of said Management Agreement at the request of Owner, and other valuable consideration paid, the receipt of which is hereby acknowledged, the undersigned Guarantor guarantees to Manager, the full performance and observance of all the terms and conditions to be performed and observed by Owner under this Management Agreement. Guarantor expressly waives any notice of non-payment to Manager of a Minimum Fee, Management Fee, or Incentive Fee as defined in the Management Agreement, or proof of notice of demand to hold the undersigned responsible under this Guaranty. The Guarantor further agrees that this Guaranty shall remain in full force and effect as to any renewal, change or extension of the Management Agreement, and as to any forbearance, recasting or assignment of the Facility.

Guarantor shall have the same defenses available to it that Owner has under the Management Agreement. Guarantor covenants to pay all expenses, including attorneys fees that may be incurred by Manager or its heirs or assigns while enforcing any terms of this Guaranty. This Guaranty shall bind the heirs, successors, assigns, representatives and administrators of the Guarantor and shall not be impaired or affected by the death of the Guarantor.


Date: ______________________  __________________________________________________
                                          Guarantor - Allan V. Rose

                            MANAGER'S GUARANTY

Reference is made to a Management Agreement of even date between Montville Development, L.L.C. ("Owner") and Senior Quarters Management Corp. ("Manager"), regarding the acquisition and operation of a residential health care facility, which premises are currently known as Change Bridge Inn (the "Facility"). In consideration of Manager's execution of said Management Agreement at the request of Owner, and other valuable consideration paid, the receipt of which is hereby acknowledged, the undersigned Guarantor guarantees to Owner, the full performance and observance of all the terms and conditions of paragraphs numbered "8" and "15(p)" to be performed and observed by Manager under this Management Agreement. Guarantor further agrees that this Guaranty shall remain in full force and effect as to any renewal, change or extension of the Management Agreement, and as to any forbearance, recasting or assignment of the Facility.

Guarantor shall have the same defenses available to it that Manager has under the Management Agreement. Guarantor covenants to pay all expenses, including attorneys fees that may be incurred by manager or its heirs or assigns while enforcing any terms of this Guaranty. This Guaranty shall bind the heirs, successors, assigns, representatives and administrators of the Guarantor and shall not be impaired or affected by the death of the Guarantor.



Date: ______________________  __________________________________________________
                                          Guarantor - Evan A. Kaplan

                  SECOND MODIFICATION TO MANAGEMENT AGREEMENT

      This is the Second Modification to the Management Agreement dated September 8, 1995, as amended by First Modification to Management dated September 28, 1995, collectively (the "Management Agreement") by and between Montville Development L.L.C. (the "Owner") and Senior Quarters Management Corp. (the "Manager").

      The following sub-paragraph (s) is hereby added to Paragraph 15 of the Management Agreement:

      (s) "MANAGER'S COOPERATION. Manager will provide an estoppel certificate and other reasonable documents and will cooperate in all reasonable respects with Owner's present, future, or prospective lender(s) or purchaser(s)."

      All other terms and conditions of the Management Agreement shall remain in full force and effect.

      In Witness Whereof, the parties hereto have executed this Second Modification to Management Agreement through their duly authorized representatives as of the 29th day of February, 1996.


                        OWNER:
                        MONTVILLE DEVELOPMENT L.L.C


                        BY:
                            ------------------------------
                        Allan V. Rose, President


                        MANAGER:
                        SENIOR QUARTERS MANAGEMENT CORP.


                        BY:
                            ------------------------------
                        Evan A. Kaplan, President